Exhibit 99.1

NEWS RELEASE

July 29, 2010

NCR Increases Share Repurchase Authorization to $250 Million

DULUTH, Ga. — NCR Corporation (NYSE: NCR) today announced that the Company’s board of directors has authorized a $210 million share repurchase program. This program is in addition to $40 million remaining from existing share repurchase authorizations.

NCR’s Chairman and CEO Bill Nuti stated, “This share repurchase authorization demonstrates our belief in the value of our Company and our ongoing commitment to delivering greater returns to our shareholders. We expect to fund the repurchase program through a combination of current cash balances and future cash from operations.”

The timing and total amount of share repurchases, which the company expects to begin in the third quarter of 2010, will depend upon market conditions and may be made from time to time in open market purchases, privately negotiated transactions, accelerated stock repurchase programs, issuer self-tender offers or otherwise, as determined by the Company’s management. The repurchases will be made in compliance with, and at such times as permitted by, federal securities law and may be suspended or discontinued at any time.

As of June 30, 2010, the Company had $447 million in cash and cash equivalents.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading how the world connects, interacts and transacts with business. NCR’s assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, healthcare, hospitality, entertainment, gaming and public sector organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Duluth, Georgia.

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NCR is a trademark of NCR Corporation in the United States and other countries.

News Media Contact

Peter Tulupman

NCR Corporation

212.589.8415

peter.tulupman@ncr.com

Investor Contact

Gavin Bell

NCR Corporation

212.589.8468

gavin.bell@ncr.com

Note to investors – This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.